                                                                   EXHIBIT 21.1

                                                                             State or Other
Name of Subsidiary                                                   Jurisdiction of Incorporation
------------------                                                   -----------------------------
Ticketmaster Ventures, Inc.                                                     Illinois

Ticketmaster Leisure Services, Inc.                                             Delaware
        Ticketmaster - DV, Inc.                                                 Delaware

Ticketmaster - Florida Management Corporation                                   Florida
        Ticketmaster - Florida, Inc.                                            Florida

Ticketmaster Corporation                                                        Delaware
        Ticketmaster Ticketing Co., Inc.                                        Delaware

                Ticketmaster - Colorado, Inc.                                   Colorado
                Ticketmaster - Chicago, Inc.                                    Illinois
                Ticketmaster - Midwest, Inc.                                    Minnesota
                Ticketmaster - New Orleans, Inc.                                Louisiana
                Ticketmaster - Las Vegas, Inc.                                  Nevada
                Ticketmaster - Nashville, Inc.                                  Tennessee
                Ticketmaster - New Mexico, Inc.                                 New Mexico
                Ticketmaster - Technologies, Inc.                               Arizona
                Entertainment Strategies, Ltd.                                  California

                TMNY Holdings, Inc.                                             New York
                        Ticketmaster - Michigan, Inc.                           Michigan
                        Ticketmaster - New York, Inc.                           Delaware

                Ticketmaster - Southern California, Inc.                        California
                        Ticketmaster - Arizona, Inc.                            Arizona

                Ticketmaster - Tennessee, Inc.                                  Tennessee
                        Ticketmaster - Tennessee                                Tennessee

                Ticketmaster Corporation of Washington                          Washington
                        Ticketmaster - Northwest                                Washington

                Ticketmaster Georgia, Inc.                                      Georgia
                        Ticketmaster - Southeast                                Georgia

                Ticketmaster - Indiana, Inc.                                    Indiana
                        Ticketmaster Indiana Holdings Corp.                     Indiana

                Ticketmaster - Europe, Inc.                                     Delaware
                        Ticketmaster - Europe Group                             Delaware
                                Ticketmaster International, Inc.                Delaware

                Ticketmaster Overseas, Inc.                                     Delaware

                                                                                 State or Other
Name os Subsidiary                                                        Jurisdiction of Incorporation
------------------                                                        -----------------------------
        Ticketmaster -  Number One Limited                                      United Kingdom
                Ticketmaster - UK Limited                                       United Kingdom
                        FC1013 Limited                                          United Kingdom
                        Synchro Systems Limited                                 United Kingdom

        Ticketmaster New Ventures Holdings, Inc.                                Delaware
                Ticketmaster New Ventures, Ltd.                                 Cayman Islands

        Ticketmaster Australasia Holdings, Inc.                                 Delaware
                Ticketmaster Bass Victorian Pty. Ltd.                           Australia
                Ticketmaster Administration Inc.                                Delaware
                Ticketmaster Australasia Holdings Pty. Ltd.                     Australia
                        Ticketmaster Australasia                                Australia
                Ticketmaster Australasia Investments Pt. Ltd.                   Australia
                        Ticketmaster Australasia                                Australia
                Ticketmaster Administration Australasia Inc.                    Delaware
                Ticketmaster Bass Australasia Pty. Ltd.                         Australia

Ticketmaster Texas Management Corporation                                       Delaware
        Southwest Ticketing, Inc.                                               Texas

TMC Realty Holdings Co.                                                         California
        TMC Realty Co.                                                          California

Ticketmaster Multimedia Holdings, Inc.                                          Delaware
Ticketmaster Publications Inc.                                                  Delaware
Ticketmaster Travel Corporation                                                 Delaware
TM/Video International, Inc.                                                    Delaware
Ticketmaster Advertising, Inc.                                                  Illinois
TMC Consultants, Inc.                                                           Illinois
Ticketmaster Corporation                                                        Delaware

Cinema Acquisition Corporation                                                  Delaware
Ticketmaster Cinema Group, Ltd.                                                 Delaware
        Pacer/CATS/CCS                                                          Delaware
                CCS Cinema Computer Systems Co.                                 Delaware

TM Movie Tix Holdings, Inc.                                                     Delaware
        TM Movie Tix, Inc.                                                      Delaware
                The Movie Ticket Co.                                            Delaware

Ticketmaster Merchandising Corporation                                          California
        TM Merchandising Consultants, Inc.                                      Illinois
        TM Merchandising Services, Inc.                                         Illinois

Ticketmaster - Golf, Inc.                                                       Illinois
Ticketmaster Marketing, Inc.                                                    Illinois
TM Tell Ltd.                                                                    Delaware
MFG Management Corporation                                                      Illinois
        Rexford Ventures Ltd.                                                   Illinois
Ticketmaster - Direct, Inc.                                                     Delaware